Exhibit 10.19

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into as of October 6, 2016, by and between ARAME, LLC, a North Carolina limited liability company (“Landlord”) and CYGNUS TECHNOLOGIES, INC., a North Carolina corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Commercial Lease Agreement dated June 7, 2012 as amended by that Lease Amendment of Lease dated January 28, 2016 (collectively, the “Lease”), demising premises located at and known as 4332 Southport Supply Road, Southport, North Carolina 28461, and also sometimes described as Unit Nos. 100, 104 and 204 in the St. James Square Office Park Condominium (Phase Two) (the “Premises”), all as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant wish to amend the terms of the Lease as set forth below.

TERMS OF AMENDMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.     Base Rent Adjustment. Subsection 3 c. of the Lease is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

“c. The Base Rent shall be adjusted every five (5) years of the term of this Lease, with the first such adjustment to be effective on July 1, 2017 (the “Initial Base Rent Adjustment Date” and each subsequent fifth anniversary during the Lease term (sometimes referred to as the “term” or “Lease Term”) is, together with the Initial Base Rent Adjustment Date, a “Base Rent Adjustment Date”). The Base Rent shall be adjusted in the manner set forth in this paragraph c. and subject to below paragraph d., to Fair Market Rent (defined below), provided, however, that in no event shall the Base Rent ever be reduced below the Base Rent in effect during the twelve months of the term of this Lease immediately preceding the effective date of any such adjustment, and, subject to below paragraph (d), the monthly Base Rent from and after any Base Rent Adjustment Date shall be equal to the greater of (i) the Base Rent applicable to the last year of the prior five years of the Lease term immediately preceding the next Base Rent Adjustment Date, and (ii) Fair Market Rent.

“Fair Market Rent” means the then prevailing market rate for comparable space in comparable buildings in the general area of the Premises, taking into account the size of the Lease, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such Premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement in writing on such Base

Rent adjustment at least six months prior to the next Base Rent Adjustment Date (the “Six Month Deadline”), then Fair Market Rent shall be determined as follows:

within thirty days following the Six-Month Deadline, Landlord shall give notice (“Landlord’s Notice”) to Tenant of Landlord’s determination of Fair Market Rent and absent agreement with Tenant on Fair Market Rent and execution of the Base Rent Confirmation Amendment (defined below) by the date 14 days after Tenant’s receipt of such Landlord’s Notice (which Landlord’s Notice shall include give the name of a commercial real estate broker with at least five years’ experience in the Southport, North Carolina (or nearby) commercial real estate leasing market (“Landlord Broker”). Within three business days after expiration of such 14-day period, Tenant shall give Landlord the name of a commercial real estate broker with at least five years’ experience in the Southport, North Carolina (or nearby) commercial real estate leasing market (“Tenant Broker”). Landlord Broker and Tenant Broker shall attempt prior to that date which is 45 days after the Six Month Deadline, to agree on Fair Market Rent, and in the event of such agreement prior to such date, such Fair Market Rent shall be final and binding on the Landlord and Tenant for the five year portion of the Lese Term commencing with the next Base Rent Adjustment Date. If the Landlord Broker and the Tenant Broker arc unable to so agree on Fair Market Rent prior to that date which is 45 days after the Six Month Deadline (the ‘Second Deadline’), each shall set forth in writing its recommendation of Fair Market Rent (respectively, the “Landlord Broker’s Recommendation” and the “Tenant’s Broker Recommendation”). If the Landlord Broker’s Recommendation and the Tenant’s Broker’s Recommendation are within 5% of the higher of the two such recommendations for Fair Market Rent, the two recommendations shall be averaged and such average shall be final and binding on the Landlord and Tenant as the applicable Fair Market Rent for such 5-year period of the Lease Term commencing with the next Base Rent Adjustment Date. If the Landlord Broker’s Recommendation and the Tenant Broker’s Recommendation are not within 5% of the higher of the two such recommendations, then the Landlord Broker and the Tenant Broker shall mutually designate within seven days after the Second Deadline (“Arbitrator Broker Selection Date”), a third commercial real estate broker with at least five years’ experience in the Southport, North Carolina (or nearby) commercial real estate leasing market (“Arbitrator Broker”). The Arbitrator Broker shall prior to that date which is thirty days after selection of the Arbitrator Broker (“Arbitrator Decision Deadline”), determine as the Fair Market Rent either the Landlord Broker’s Recommendation or the Tenant Broker’s Recommendation, which determination shall be final and binding on the Landlord and Tenant. In the event that the Arbitrator Broker is not selected by the Arbitrator Broker Selection Date or the Arbitrator Broker has not determined the Fair Market Rent in accordance with the foregoing by the Arbitrator Decision Deadline, then either Landlord or Tenant may apply to the Wilmington, North Carolina office of the American Arbitration Association (“AAA”), or if there is no such Wilmington AAA office, to the Charlotte, North Carolina AAA office, for the appointment of a single arbitrator, having the same qualifications as the Arbitrator Broker, to determine the Fair Market Rent as either the proposed Fair Market Rent set forth as the Landlord Broker’s Recommendation or the proposed Fair Market Rent set forth as the Tenant Broker’s Recommendation, which determination shall be final and binding on the Landlord and Tenant. The Fair Market Rent shall in all circumstances be determined by that date 75 days prior to the next Base Rent Adjustment Date. At the request of Landlord or Tenant, after the Fair Market Rent is determined in accordance with the foregoing, each shall execute a letter confirming such Fair Market Rent (a “Base Rent Confirmation Amendment”), but the execution of same shall not be a condition to such Fair Market Rent being final and binding on the Landlord and Tenant. The determination of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for condominium association dues, real property taxes and ad valorem taxes and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to same.

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d. Notwithstanding the foregoing, Base Rent for each twelve calendar months of the Lease Term commencing with the 12-month period beginning July 1, 2018 shall be adjusted upward but not downward annually, commencing with the Base Rent due for the twelve calendar months commencing July 1, 2018. Such Base Rent adjustment for each 12 calendar months during the Lease Term commencing with the twelve month period beginning July 1, 2018, shall be computed by adding to such yearly Base Rent the sum determined by multiplying the annual Base Rent during the 5-year period following the most recent Base Rent Adjustment Date by the percentage increase in the “Consumer Price index for Urban Wage Earners and Clerical Workers – United States, 1967 = 100”, published by the United State Bureau of Labor Statistics – Charlotte, during the following time period (the “CPI Increase Measurement Period”): the twelve calendar month period ending June 30th of the calendar year in which the respective twelve calendar month of the Lease Term falls (i.e., the CPI Increase Measurement Period for the second Lease year of the five year period following the Initial Base Rent Adjustment Date is July 1, 2017 through June 30, 2018). For each Lease year after the 12 calendar month period ending June 30, 2018, the yearly Base Rent last due pursuant to Subsection 3 c. above, as most recently adjusted under this Subsection 3 d. (the “most recent yearly Base Rent”) shall be increased, but not decreased, by a sum equal to the most recent yearly Base Rent times the percentage increase in the Consumer Price Index over the CPI Increase Measurement Period ending on June 30th of the calendar year in which the next ensuing 12 months of the Lease Term falls (for illustration only, the CPI Increase Measurement Period for the third 12 months of the Lease Term following the Initial Base Rent Adjustment Date (i.e., the 12 month period commencing July 1, 2020) will be the 12 calendar month period ending June 30, 2020). If the United States Bureau of Labor Statistics Index referred to above is discontinued or changed in form, the parties shall use instead the most nearly comparable index of said Bureau or the agency most nearly performing the same function as said Bureau, making such interpolations or adjustments as may be necessary to obtain a fair computation. Under no circumstances shall this Subsection 3 d. operate to cause the Base Rent in effect in any year of the Lease Term to decrease from the Base Rent in effect for the Lease year prior thereto.”

2.     Ratification. Except as otherwise amended herein, Landlord and Tenant agree that the Lease is hereby affirmed and continues in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as amended by this Amendment.

3.     Effect of Amendment. The preparation, revision or delivery of this Amendment for examination and discussion is merely a part of the negotiations between Landlord and Tenant. Neither party shall have any obligation or liability to the other whatsoever at law or in equity (including any claims for detrimental reliance or promissory estoppel and regardless of whether either party has commenced performance) unless and until such time as both parties shall have executed and delivered this Amendment.

Remainder of page left blank; signature page is next page.

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IN WITNESS WHEREOF, each party has caused this Amendment to Lease to be executed under seal by its duly authorized representative as of the date first written above.

LANDLORD:	TENANT:

ARAME, LLC	CYGNUS TECHNOLOGIES, INC.

By: /s/ Robert Beckman	By: /s/ Kenneth Hoffman
Name: Robert Beckman	Name:
Its: Member-Manager	Its:

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Lease Amendment

This Lease Amendment is hereby made and entered into by and between ARAME, LLC (“Landlord”) and CYGNUS TECHNOLOGIES, INC (“Tenant”) on February 01, 2016.

WITNESSETH:

WHEREAS, Landlord and Tenant have previously entered into a Lease Agreement (“the Lease”) dated June 07, 2012 whereby CYGNUS TECHNOLOGIES, INC leased from ARAME, LLC office complex located in 4332 Southport Supply Road, Southport, Brunswick County County, North Carolina 28461, more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease as herein stated.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Landlord and Tenant both acknowledge and agree that the Lease is currently in effect and that neither party is in breach or default of the Lease.

2.	Landlord and Tenant hereby amend the Lease as follows:

The original address has been corrected to read “4332” Southport Supply Road

Per the “Lease Payment Provision” on page 2, clause# 3, subset “b”, the Additional Rent shall be modified from $2,566.00 per month to $3,316.00 per month based on annual increases to the property taxes and POA dues.

3.

Except as specifically amended hereinabove, the original terms and provisions of the Lease remain in full force and effect, and both Landlord and Tenant hereby affirm and consent to the Lease, as herein amended, and agree to be bound thereby.

4.

This Lease Amendment can be recorded at the discretion of North Carolina and ARAME, LLC, or the parties can prepare a short form memorandum of this Lease Amendment which can be properly executed and recorded in the Register’s Office for Brunswick County, North Carolina.

5.

All of the terms, covenants and conditions of the Lease as amended to date shall continue in full force and effect, and the same arc hereby reaffirmed, remade and rewritten, except to the extent that any such terms, covenants or conditions have been nullified hereby or

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conflict or are inconsistent with the terms of this Amendment to Lease, in which event the terms of this Amendment to Lease shall, in all respects, govern and prevail.

6. This Amendment to Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No reference in the preceding sentence to assigns shall be deemed to authorize any assignment or other transfer, in whole or in part, of the interest of Tenant in violation of any of the provisions of the Lease.

IN WITNESS WHEREOF, this Lease Amendment has been executed on the day and date first above written.

/s/ Robert Beckman	January 28, 2016
ARAME, LLC	Date

/s/ Kenneth Hoffman	January 28, 2016
CYGNUS TECHNOLOGIES, INC	Date

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COMMERCIAL LEASE AGREEMENT

STATE OF NORTH CAROLINA

COUNTY OF BRUNSWICK

THIS LEASE AGREEMENT is made and entered into as of the 7th day of June, 2012, by and between ARAME, LLC (hereinafter called “Lessor”) and Cygnus Technologies, Inc., (hereinafter called ‘‘Lessee”).

WITNESSETH:

WHEREAS, Lessor is the owner of all of that certain tract or parcel of improved real property located at 4330 Southport Supply Road, Southport, NC, upon which is currently located a office complex, said property being more particularly described on Exhibit “A”, which is attached hereto and incorporated herein by specific reference thereto (hereinafter referred to as the “Premises”); and

WHEREAS, Lessee is desirous of leasing the Premises from Lessor in accordance with the terms and provisions set forth herein below; and

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), the premises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

TO HAVE AND TO HOLD the said Premises unto the Lessee upon the following terms and conditions:

1.

TERM. The term of this Lease shall begin on the 1st day of July, 2012, and shall end on the 31st day of July, 2027, unless the beginning and ending dates of the Lease terms are advanced or delayed or unless the Lease term is further extended or earlier terminated under any applicable provisions of this Agreement. For purposes of this Agreement, the terms “commencement date” and “expiration date” shall be deemed respectively to be the dates specified herein above, as such dates may be so changed or modified.

2.

PRORATIONS. All operating expenses for or pertaining to the Premises for utilities and assigned service contracts and agreements. If final readings are not possible, a final adjustment will be made within thirty (30) days after request thereof by Lessee or Lessor after receipt of the final bills. Lessee shall be responsible for making all arrangements for the continuation of utility service, including, but not limited to, changing the billing name for such service into the name of Lessee immediately upon commencement of the lease.

3.	LEASE PAYMENT PROVISIONS and OPTION TO PURCHASE. The Lease payments shall be as follows:

a. Lessee shall pay to the Lessor, Base Rent in the amount of $15,434.00 per month; and

b. Lessee shall also pay to the Lessor, Additional Rent in the amount of $2,566.00 per month as Lessee’s estimated pro rata share of the ad valorem property taxes and condominium association dues. Within thirty days after the end of each calendar year, Lessor shall provide Lessee with a statement showing the actual taxes and dues paid by the Lessor for the previous year, the amount paid by Lessee and the balance due or amount overpaid. Tenant shall pay any amount due within thirty days and shall offset any overpayment against the next Base Rent payment. The amount of Additional Rent to be paid for each subsequent year shall be adjusted by the anticipated pro rata share of the ad valorem property taxes and condominium association dues for the current year. The adjusted Additional Rent payment amount shall change effective March 1 of each year.

c. The Base Rent shall be adjusted every five (5) years on the anniversary date of the Lease. The Base Rent shall be adjusted to an amount that is comparable to the rent for similar properties in the general area but in no event shall the Base rent be less than $

4.	LATE CHARGES. Lessee’s failure to pay Lease payments or any other amount payable hereunder promptly may cause Lessor to incur unanticipated costs, and the parties hereto agree that the exact amount of such costs are impracticable or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Lessor by any holder of a mortgage or security deed encumbering the Premises. Therefore, if Lessor does not receive payment of a Lease payment or any other amount payable hereunder with five (5) days of the due date, Lessee shall pay Lessor liquidated damages equal to five percent (5%) of such overdue amount. The parties agree that such late charge represents a reasonable good faith estimate of the costs and damages Lessor expects to incur by reason of any such late payment and shall in no event be construed to constitute a penalty.

5.

INTEREST ON PAST DUE AMOUNTS. Any amount of Lease payments or any other amount owed by Lessee or Lessor hereunder which is not paid when due shall bear interest at the rate of six percent (6%) per month from the due date until such outstanding amount is paid. The payment of any such interest shall not, however, excuse or cure any default by Lessee under this Agreement. However, if the interest rate specified in this Agreement is at any time determined to be higher that the highest rate permitted by applicable law, the interest rate shall be reduced to the maximum interest rate permitted by law.

6.	DEFAULT. The occurrence of one or more of the following events (herein called “Events of Default”) shall constitute a default by the Lessee:

a.	Failure to pay lease payment when due;

b.	Failure to perform any other provision of this Lease if the failure to perform is not cured within fifteen (15) days after notice thereof has been given to Lessee.

7.

LESSOR’S REMEDIES UPON DEFAULT BY LESSEE. Lessor shall have the following remedies if Lessee commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

c.

Lessor shall have the right to continue this Lease in full force and effect, and the right to enter the Premises without notice to vacate (any right to which is hereby waived by Lessee) and relet them, changing any and all locks on the Premises all without being liable for forcible entry, trespass, or other tort. Lessee shall be liable immediately to Lessor for all costs Lessor shall incur in reletting the Premises and Lessee shall pay to Lessor the total Lease payments due under this Lease on the date that such payment is due, less the Lease payment Lessor receives from any reletting.

d

Lessor shall have the right to terminate this Lease without notice to vacate (any right to which is hereby waived by Lessee) and Lessee’s rights to possession of the Premises at any time, and re-enter the Premises and Lessor shall have the right to pursuer its remedies at law or in equity to recover of Lessee all amounts of Lease payments then due or thereafter accruing and such other damages as are caused by Lessee’s default.

8.	WARRANTIES OF LESSOR. Lessor warrants and represent to Lessee that:

a.	Lessor has received no notice from any governmental authority of zoning, environment, building, or fire violations with respect to the Premises.

b.

Lessor has received no notice from any public authority of any eminent domain or condemnation proceedings conceding the Premises or any part thereof. Lessor further warrants that in the event it receives any such notice prior to the closing date, it will notice Lessee in writing prior to the closing.

c.	Lessor is a Limited Liability Company organized and created under the laws of the State of North Carolina, and is in good standing.

d.	Except as noted herein, Lessor warrants that it has the full right, power, and authority to enter into this Agreement, to perform it obligations hereunder, and to execute and deliver this Agreement and all other documents to be executed and delivered by Lessor at closing in connection with the transaction contemplated herein. The representations and warranties set forth in this subparagraph shall be deemed to be renewed and restated at and as of the closing date. At closing, Lessor shall deliver to Lessee documentation evidencing the representations set forth herein.

e.

Lessor warrants that the Lessee shall have an uninterruptable use of the property and the right to have quiet possession of the property. No act of omission or commission of the Lessor shall affect such right of Lessee.

9.	MAINTENANCE AND REPAIR OBLIGATIONS.

a.

Lessor hereby agrees, at Lessor’s sole cost and expense, to maintain, repair, restore, and replace all portions of the Premises, as necessary to keep the same in reasonably good order, condition and repair, ordinary wear and tear excepted including, but not limited to the roof, exterior walls, foundations, and structural portions of the Premises, including specifically the heating, ventilation and air-conditioning systems, equipment, and facilities. Lessor shall also maintain and repair the driveways, parking lots, and landscaped areas located on and surrounding the Premises.

b.

Lessee hereby agrees at Lessee’s cost, to be responsible for interior maintenance of the Premises, including painting, repainting and redecorating, cleaning and replacement of carpeting and other similar maintenance.

10.

ALTERATIONS, ADDITIONS, and IMPROVEMENTS. Lessee shall be responsible for all costs of construction and remodeling of the interior of the Premises, which includes any architectural and engineering fees. Lessee shall have the right to have interior work bid and performed by contractors of Lessee’s choice, subject to Lessor’s reasonable approval. All personal property including fixtures, soft surface wall covering, panels, partitions and equipment placed in the Premise by Lessee shall remain the property of Lessee, whether or not physically attached to the premises, and Lessee may remove such property at any time, but Lessee shall be responsible for repairing any damage done to the Premises by such removal.

11.	INSURANCE.

11.1

LIABILITY INSURANCE. At all times during the Lease term, Lessee shall maintain a policy of commercial general liability and umbrella insurance from an insurance carrier approved by Lessor. Lessee shall name Lessor and any mortgage holder as additional insured and loss payees under such policy. The amount of such insurance shall not be less than                             Dollars ($        ) per occurrence. The liability insurance obtained by Lessee under this Section shall, in addition to all other coverage, insure Lessor against Lessee’s performance of all indemnifications of Lessor provided under this Agreement to the extent that the matters giving rise to such indemnity result from the negligence of Lessee. The amount and coverage of such insurance shall not, however, limit Lessee’s liability nor relieve Lessee of any other obligations under this Agreement.

11.2

PROPERTY AND CASUALTY INSURANCE. At all times during the Lease term, Lessee shall maintain insurance covering loss of or damage to the Personal Property in the amount not less than                     Dollars ($                 ) (hereinafter referred to as the “Property Insurance”). Such property insurance shall contain the inflation guard endorsement and shall provide protection against all perils including in the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risks), sprinkler leakage, and other perils which Lessor deems reasonably necessary.

12.

DESTRUCTION OR DAMAGE OF PREMISES. If the Premises are totally destroyed by storm, fire, lightning, or other casualty, then at the option of the Lessee, this Agreement shall terminate as of the date of such destruction, and payment of Lease payments shall be accounted for as between Lessor and Lessee as of that date. Such option to terminate this Agreement shall be exercised by the delivery of written notice by Lessee or Lessor within thirty (30) days of the date of such destruction.

13.

CONDEMNATION. If the whole of the Premises or such portion thereof as will render the Premises totally unusable for the purpose for which leased, shall be taken by any legally constituted authority for any public use or purpose in any eminent domain proceeding or any conveyance made in lieu thereof, then in either of said events, the lease term shall terminate as of the date when possession thereof is so taken by said public authority.

14.

CONDITION UPON TERMINATION. Upon termination of this Agreement, Lessee shall surrender the Premises to Lessor broom clean and in the same condition as received. All alterations, additions and improvements to the Premises shall become Lessor’s property and shall be surrendered to Lessor upon the expiration or earlier termination of the Agreement, except as set forth in paragraph 10 above.

15.

TERMINATION OF AGREEMENT. No termination of this Agreement prior to the scheduled expiration date hereof, by lapse of time or otherwise, shall affect Lessor’s right to collect the lease payments for the period prior to the termination thereof. Lessee covenants and agrees not to vacate the Premises or exercise any right of termination arising out of any breach by Lessor of any provision in this Agreement or relating to the condition or state of repair of the Premises. No surrender of the Premises or any part thereof by delivery of keys or otherwise shall operate to terminate this Agreement, unless and until such termination is expressly acknowledged in writing by the authorized officer of Lessor.

16.

REAL-ESTATE AND PERSONAL PROPERTY TAXES. Lessor shall pay any and all ad valorem real property taxes with regard to the Premises for each calendar year during the Lease term (herein referred to as the “Real Estate Taxes”). Lessee shall pay any and all personal property taxes.

17.

HAZARDOUS MATERIALS AND ENVIRONMENTAL LAWS. Lessee agrees that it will comply fully and promptly with any and all environmental laws, regulations, statutes, ordinances, policies, and orders issued by any Federal, state, county, or local governmental authority; that it will obtain, maintain in full force and effect, and strictly comply with any and all governmental permits, approvals and authorizations necessary for the conduct of its business operations; that it will supply Lessor with copies of any such permits, approvals and authorizations; and that it will promptly notify Lessor and supply Lessor with a copy of any notice of violations of any environmental law, regulation, statute, ordinance, policy, or order Lessor receives.

Lessee shall not place within the property any hazardous waste or materials as such materials are defined in RCRA, CERCLA (Super Fund), and North Carolina’s Oil Pollution and Hazardous Substances Control Act, or under any other statute, Federal regulation, state regulation or court interpretation of the same, except with the express consent of the Lessor. Lessor reserves the right to inspect the property for purposes of determining compliance with this paragraph. Should Lessee place hazardous materials or waste on property, he shall become solely responsible for the removal of same, and if Lessor incurs any liability either during the term of this lease and following the termination of same for the removal of hazardous waste or materials, or for damage caused by said hazardous waste or material placed on the premises by Lessee, the Lessee shall be solely responsible to Lessor for those damages, including, but not limited to, the cost of removing said materials and any penalties imposed for having materials on the site. Lessee agrees to indemnify and hold Lessor harmless in regard to any damages which may result from Lessee’s placing said materials on the Premises and for the acts referred to herein.

18.

INDEMNITY. Lessee shall indemnify and save harmless Lessor from and against any and all claims, costs, expenses and/or liability for damages to persons, or property arising from or relating to the use or occupancy of the Premises by Lessee, the conduct of Lessee’s business or anything done or permitted to be done by Lessee in or about the Premises, or otherwise resulting from any breach or default in the performance of Lessee’s obligations under this Agreement, including attorney’s fees and court costs. Lessor will similarly indemnify Lessee for any third-party liability claims for events occurring prior to the date of commencement.

19.

UTILITIES. Lessee shall pay, directly to the appropriate utility supplier thereof, all utility bills relating to services rendered or supplied to the Premises or otherwise relating to Lessee’s use or occupancy thereof, including, but not limited to, bills of water, sewer, gas, electricity, fuel, garbage collection, and sanitary services.

20.

ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Agreement or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Lessee, without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld.

21.

SUBORDINATION. Lessee agrees that this Lease is and shall remain subject and subordinate to and may be assigned as security for any present and future mortgages or deeds or trusts which may now or hereafter affect such leases of the Premises and to and for all renewals, modifications, consolidations, replacements, and extensions thereof. This clause shall be self-operative and no further instrument shall be necessary by to effect such subordination; however, Lessee shall execute promptly and deliver to Lessor any such certificate or certificates in writing as Lessor may request evidencing the subordination of this Lease to or the assignment of this Lease as additional security for such mortgage or deed of trust.

22.

USE OF PREMISES. The Premises shall not be used for any illegal purposes or in violation of any regulation of any governmental body, or in any manner so as to create any nuisance or trespass, or so as to vitiate any insurance or increase the rate of insurance on the Premises. Lessee shall not abandon or vacate the Premises during the lease term, and shall use the Premises for the purposes set forth herein above until the expiration date of earlier termination of this Agreement.

23.

QUIET ENJOYMENT AND TRANSFER OF TENANTS. Lessor agrees that Lessee on paying the rent and performing all of the terms and conditions of this Lease shall quietly have, hold and enjoy the Premises for the term aforesaid subject to the terms of this Agreement and any underlying mortgage or deed to secure debt encumbering the Premises.

24.

NOTICES. Any notice or demand which by any provision of this Agreement is required or allowed to be given by either party to the other shall be deemed to have been sufficiently given for all purposes when made in writing and sent in the United States Mail as certified or registered mail. Return receipt requested, postage prepaid and addressed:

a.	If to Lessee, to

Cygnus Technologies, Inc.
% Kenneth Hoffman

Southport, NC 28461

b.	If to Lessor, to

ARAME, LLC
% Robert Beckman
1205 Vanderhorst Place
Wilmington, NC 28405

25.

HEIRS AND ASSIGNS. The provisions of this Lease shall bind and inure to the benefit of Lessor and Lessee, and their respective successors, heirs, legal representatives, and assigns. It is understood and agreed, however, that the term “Lessor” as used in this Lease, means only the owner or the Lessor for the time being of the property, so that in the event of any sale or sales (including, without limitation, any judicial sale, any sale in foreclosure and any sale pursuant to a power of sale contained in a mortgage or deed of trust affecting all or any part of the building or the land) of said property or of any lease thereof, the Lessor named herein shall be and hereby is entirely freed and relieved of all covenants, and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser of the Premises, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder during the period such party has possession of the Premises. Lessee shall from time to time upon request of Lessor execute and deliver to Lessor a certificate or certificates stating that this Lease is unmodified and in full force and effect or in full force and effect as modified and stating the modifications. Such certificates shall also state the amount of rent then in effect, the dates to which rent has been paid in advance, the amount of any security deposit and specify any default in Lessor’s performance claimed by Lessee.

26.

END OF TERM, HOLDING OVER, AND ATTORNEY’S FEES. Upon the expiration of the term or other termination of this Lease, Lessee shall quit and surrender to Lessor the Premises, in the Premises’ original condition. If Lessee shall hold over after the expiration of the term or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-will and by such holding over Lessee shall be deemed to have agreed to be bound by all of the terms and conditions of this Lease except those as to the term hereof. If any rent or other sum owing under this Lease is collected by or through an attorney-at-law, Lessee agrees to pay Lessor’s reasonable attorney’s fee not in excess of fifteen percent (15%) (or if the statutes or other laws of the State of North Carolina in effect at the time of such collection limit the amount so payable as attorney’s fees, then the maximum percentage allowed by such laws or statutes) of the amount so collected.

27.

INSPECTION. Lessor shall have the right to enter upon the Premises at any reasonable hour to inspect for compliance with the terms of this Lease. Lessor shall provide Lessee with notice of the inspection at least twenty-four (24) hours prior to such inspection.

28.

ARBITRATION. Any disagreement between the parties with respect to the interpretation or application of this Lease or the obligations of the parties hereunder shall be resolved by arbitration. Such arbitration shall be conducted, upon request of either Lessor or Lessee, before a single arbitrator designated by the American Arbitration Association and in accordance with the rules of that Association. The arbitrator designated and acting under this Lease shall make the award in strict conformity with such rules and shall have no power to depart from or change any of the provisions thereof. The expense of arbitration proceedings conducted hereunder shall be born equally by the parties. All arbitration proceedings hereunder shall be conducted in the county in which the leased premises are located. During the period of any dispute, the Lessee will continue to make all lease payments as due under the Agreement.

29.	SEVERABILlTY. If any part of this Lease is determined to be unenforceable, the remainder of the Lease shall be unaffected.

30.

INTEGRATION AND BINDING EFFECT. The entire Agreement, intent and understanding between Lessor and Lessee is contained in the provision of this Commercial Lease Agreement and any stipulations, representations, promises or agreements, written or oral, made prior to or contemporaneous with this Lease shall have no legal or equitable effect or consequence unless reduced to writing herein. This Lease shall be governed by and construed pursuant to the laws of the State of North Carolina.

IN WITNES WHEREOF, the parties have hereunto set their hands and seals as of the day and year set forth opposite their respective signatures.

LESSOR: ARAME, LLC

By: /s/ Robert Beckman	Date: June 7, 2012

TITLE: Member

LESSEE: CYGNUS TECHNOLOGIES, INC.

BY: /s/ Kenneth Hoffman	Date: June 7, 2012

TITLE: President